Exhibit 99.1

Grom Social Significantly Improves Its Liquidity

Extends the Maturity of Its $4.0 Million Senior Debt

Boca Raton, FL, January 16, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE – Grom Social Enterprises, Inc. (OTCQB: GRMM), a leading social media platform and original content provider for children between the ages of five and 16, today announced that it entered into a second amending agreement to extend the maturity date of the $4.0 million promissory note issued in the acquisition of TD Holdings Limited, which included Top Draw Animation, from July 2, 2019, to April 2, 2020.

Under the terms of the amending agreement, Grom provided the noteholders with the right to convert any principal amounts due on the note into restricted common stock at a fixed conversion price of $0.27 per share. Other material consideration provided to the noteholders included the issuance of an aggregate of 800,000 restricted shares of common stock and a change in the payment terms of the contingent Earnout under the agreement.

Darren Marks, Chairman and CEO stated, “We appreciate the tremendous confidence shown by the noteholders in our management by extending the maturity date of their note until April 2, 2020. We believe that with the progress we are making in our business, the cost of paying down the promissory note in April 2020 will be far less expensive to satisfy this obligation based upon current capital market conditions.”

For additional information regarding the amending agreement please see the current report on Form 8-K filed by the Company on January 16, 2019.

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. is a social media, technology and entertainment company that focuses on delivering content to children between the ages of 5 and 16 in a safe and secure environment that can be monitored by parents or other guardians. The Company has several operating subsidiaries, including Grom Social, which delivers its content through mobile and desktop environments (web portal and several Apps) that entertain children, allow kids to interact with their peers, get relevant news, play proprietary games, while also teaching good digital citizenship. The Company also owns and operates Top Draw Animation, Inc., which produces award-winning 2D animation content for some of the largest international media companies in the world. The Company also owns Grom Educational Services, which has provided web filtering services for up to an additional two million children across 3,700 schools. For more information please visit our website at www.gromsocial.com.

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Safe Harbor Statement

This press release may contain forward-looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

PR & Media Contact:

Nicole Liddy, Communications Coordinator

1-800-782-6185

Nicole.liddy@1800pr.com

1-800-PublicRelations
O: 646.248.7676

Grom Social Enterprise Contact:

Investor Relations

Melvin Leiner

Executive Vice President

1-844-704-4766

Investor.relations@gromsocial.com

Darren Marks
President & CEO

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